UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  March 17, 2009

WITS BASIN PRECIOUS MINERALS INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

1-12401	84-1236619
(Commission File Number)	(IRS Employer Identification No.)

80 South Eighth Street, Suite 900
Minneapolis, MN  55402
(Address of principal executive offices) (Zip Code)

(612) 349-5277
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 17, 2009, Wits Basin Precious Minerals Inc. (the “Company”) and London Mining Plc (“London Mining”) entered into a joint venture created for the purpose of acquiring Nanjing Sudan Mining Co. Ltd. (“Sudan”) and Xiaonanshan Mining Co. Ltd. (“XNS”, and with Sudan collectively referred to as the “PRC Properties”), which are iron ore mining properties located in Jiangsu and Anhui Provinces, respectively, of the People’s Republic of China (the “PRC”).  Following the subscription by London Mining into the joint venture entity, China Global Mining Resources (BVI) Ltd., a British Virgin Islands corporation (“CGMR BVI”), which is described in more detail below under “London Mining’s Subscription into CGMR BVI,” London Mining and the Company each hold a 50% equity interest in CGMR BVI.  The acquisition of the PRC Properties was completed through China Global Mining Resources Ltd., a Hong Kong corporation and wholly owned subsidiary of CGMR BVI (“CGMR HK”), which held the rights to acquire the PRC Properties.

London Mining’s Subscription into CGMR BVI

On March 17, 2009, the Company and London Mining entered into an amended and restated subscription agreement (the “Subscription Agreement”) pursuant to which London Mining purchased 100 ordinary A shares (the “A Shares”) of CGMR BVI.  London Mining paid an aggregate of $38.75 million for the A Shares, which constitute a 50% equity interest in CGMR BVI.  The Company holds the remaining 50% equity interest in CGMR BVI in the form of 100 ordinary B shares (the “B Shares”).  The Subscription Agreement amended and restated the terms of the subscription agreement entered into by and between the parties on January 12, 2009, the entry into which the Company disclosed in its Current Report on Form 8-K filed on January 15, 2009, which is incorporated herein by reference.

As required pursuant to the terms of the Subscription Agreement, CGMR HK entered into two escrow agreements relating to the purchase price for the acquisitions of the PRC Properties.  Pursuant to that certain LM Escrow Loan Agreement dated January 12, 2009 London Mining loaned CGMR BVI an aggregate of $24.8 million, which in turn was loaned by CGMR BVI to CGMR HK for purposes of funding escrow under the Equity Transfer Agreements.  Pursuant to that certain LM Loan Agreement dated March 5, 2009 London Mining loaned CGMR BVI an additional $5 million for purposes of making a payment in partial satisfaction of an initial payment under the Consulting Agreement (as defined below).  The funds actually loaned by London Mining under the LM Escrow Loan Agreement and the LM Loan Agreement have been capitalized pursuant to the Subscription Agreement and constitute a portion of the subscription price paid by London Mining.  The Company disclosed the LM Escrow Loan Agreement in its Current Report on Form 8-K filed on January 16, 2009, which is incorporated herein by reference.

Pursuant to the Subscription Agreement, London Mining further loaned the Company an aggregate of $5.75 million pursuant to a WB Loan Agreement dated March 17, 2009 (the “WB Loan Agreement”).  The WB Loan Agreement provides for interest at a rate equal to the prime rate plus 2% per annum (subject to a cap of 8%), and the obligation matures in January 2014 or upon the earlier termination of the Shareholders’ Agreement (as defined below).  The Company used the proceeds of the loan to make payments toward certain of its obligations, including a $5.6 million prepayment under its promissory note dated December 22, 2008 in the principal face amount of $10,241,107 issued in favor of China Gold, LLC.

Pursuant to the Subscription Agreement, the Company and London Mining entered into a shareholders’ agreement dated March 17, 2009 (the “Shareholders’ Agreement”) setting forth certain preferences of the A Shares and governance terms applicable to CGMR BVI.  The A Shares carry a preference with respect to return of capital and distributions until such time as an aggregate of $44.5 million is returned or distributed to the holders of the A Shares (the “Repayment”).  The A Shares are further entitled to 99% of the distributions of CGMR BVI until Repayment, after which time they will be entitled to 60% of the distributions until the PRC Properties achieve an annual production output of 850,000 tons of iron ore. Upon achievement of such production, the respective holders of the A Shares and the B Shares, each as a class, will be entitled to 50% of the distributions.  London Mining is entitled under the Shareholders’ Agreement to a management fee in the amount of $5.5 million for the first year following the acquisition, and $4.5 million annually thereafter until Repayment.  In the event Repayment occurs within 3 years, the Company may be entitled to receive a portion of the aggregate management fee paid to London Mining.  Under the Shareholders’ Agreement, the Company will be required to indemnify London Mining in the event certain events occur prior to Repayment, including (i) certain payments made under the Consulting Agreement with Lu Benzhao that are to be deferred, (ii) payments incurred in developing Matang, (iii) failure to complete the acquisition of Matang in accordance with the business plan relating to the operation of the PRC Properties, or (iv) a material deviation from the business plan relating to the operation of the PRC Properties.  The Company’s indemnification, if any, would be satisfied by the transfer by the Company of a number of its shares of CGMR BVI having a fair market value equal to the indemnified amount as determined under the Shareholders’ Agreement.  The Shareholders’ Agreement further provides for transfer restrictions agreed between the parties, including rights of first refusal, drag along and tag along rights.

On March 17, 2009, the Company and London Mining further amended the terms of a convertible promissory note of the Company dated August 22, 2008 in the aggregate principal amount of $1 million issued in favor of London Mining.  The terms of the note were amended to (i) reduce the conversion price from $0.20 to $0.10 per share and (ii) set the maturity date at August 22, 2009, removing a term of the original note providing for the acceleration of the maturity upon the closing of the acquisitions of the PRC Properties.  The note accrues interest at a rate of 8% per annum.

Pursuant to the Subscription Agreement, CGMR HK paid William Green, the Company’s President of Asia Operations and a director of each of CGMR BVI, CGMR HK, XNS and Sudan, a bonus relating to the completion of the acquisitions consisting of a payment at closing of $1 million and the issuance to Mr. Green of an unsecured payable obligation of CGMR HK in the principal amount of $890,000.

Pursuant to the Subscription Agreement, CGMR BVI, XNS, London Mining and the Company entered into an Operator Agreement dated March 17, 2009 with Green Earth Mining Resources Limited (“Green Earth”), a Hong Kong corporation owned and controlled by Mr. Green.  Pursuant to the Operator Agreement, Green Earth will operate the PRC Properties on behalf of CGMR BVI and its shareholders in consideration of an annual operator fee of $1.5 million.  Pursuant to an Operator Monitoring Agreement dated March 17, 2009, the Company shall be required to supervise the performance of the operator on behalf of CGMR BVI and its shareholders.

As part of the completion of the subscription, the parties completed the issuance of a promissory note of CGMR BVI issued in favor of the Company in the aggregate principal amount of $4.8 million (the “WB Note”), issued in consideration of the Company’s transfer to CGMR BVI of 100% of the equity of CGMR HK which was effected on December 23, 2008.  The WB Note does not bear interest, and has a maturity date of December 31, 2014.  Pursuant to the WB Note, CGMR BVI is not required to make payments until 2011, and annual payments thereafter are based on a percentage of the outstanding principal under the WB Note.  All payments of the WB Note prior to maturity will be subject to the available profits of CGMR BVI.  Any payments under the WB Note are required to be used to make payments toward any outstanding note obligations of the Company in favor of China Gold, LLC.

Item 8.01	Other Events

Acquisition of the PRC Properties

On March 17, 2009, CGMR HK completed the acquisition of the PRC Properties from Lu Benzhao and Lu Tinglan (the “Sellers”) pursuant to the terms of those certain Equity Transfer Agreements dated August 11, 2008 relating to each of Sudan and XNS, respectively (as amended or supplemented, collectively, the “Equity Transfer Agreements”).  The Equity Transfer Agreements were originally entered into by Maanshan Global Mining Resources Limited (“MGMR”), a wholly owned subsidiary of the Company, and the Sellers, but the rights of MGMR were assigned to CGMR HK pursuant to that certain Assignment and Amendment Agreement relating to Sudan and that certain Supplementary and Amendment Agreement related to XNS, each dated October 29, 2008.  The Company disclosed the entry into and terms of the Equity Transfer Agreements and assignments of such Agreements in its Current Reports on Form 8-K filed on August 22, 2008 and November 4, 2008, respectively.  The Sudan Equity Transfer Agreement and XNS Equity Transfer Agreement were filed as Exhibits 10.1 and 10.2 to the Current Report filed on August 22, 2008, and the Assignment and Amendment Agreement relating to Sudan and the Supplementary and Amendment Agreement relating to XNS were filed as Exhibits 10.1 and 10.2 to the Current Report filed on November 4, 2008.  The Current Reports and the exhibits thereto are incorporated herein by reference.

The aggregate purchase prices for the acquisitions of Sudan and XNS are approximately $23.3 million (160 million RMB) and $18.9 million (130 million RMB), respectively.  Additionally, CGMR BVI is required to pay Mr. Lu Benzhao an aggregate of approximately $54 million pursuant to a consulting agreement dated August 11, 2008 (as amended, the “Consulting Agreement”), of which an aggregate of approximately $15 million has been paid.  An additional $38.6 million has been deferred, and is to be paid subject to available cash.  With respect to the purchase price for Sudan, as of the closing of the acquisitions, Sellers have received an aggregate of approximately $1 million, with $4.8 million (subject to any applicable adjustments) remaining in escrow to be paid subject to the satisfaction of certain post-closing conditions of Sellers.  The payment of an aggregate of approximately $17.5 million of the total purchase price relating to Sudan is deferred.  With respect to the purchase price relating to XNS, approximately $11.4 million has been paid as of closing, and the remaining $7.5 million (subject to any applicable adjustments) is being held in escrow subject to release to Sellers upon the satisfaction of certain post-closing conditions.

CGMR HK also holds the right to acquire the equity interest in Maanshan Zhao Yuan Mining Co. Ltd., which holds the Matang iron ore deposit and is located in the Anhui Province of the PRC (“Matang”).

Burnham Securities Inc. served as financial advisor for CGMR BVI with respect to the acquisitions.

 Attached hereto as Exhibit 99.1 is a press release filed by the Company on March 23, 2009 with respect to the London Mining subscription and the acquisition of the PRC Properties.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit                      Description

99.1           Press Release dated March 23, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WITS BASIN PRECIOUS MINERALS INC.

Date: March 23, 2009	By:	/s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer